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                                                                   EXHIBIT 12.01

Ratio of Earnings to Fixed charges
FOR THE YEARS ENDED DECEMBER 31,
(AMOUNTS IN THOUSANDS)

                                                             2000            1999           1998            1997            1996
                                                          ---------       ---------       ---------       ---------       ---------
EARNINGS:
Earnings before income taxes                              $ 168,821       $ 194,313       $ 174,142       $ 151,212       $ 118,953
Earnings of less than 50%-owned associated
    companies                                                  (419)           (487)           (684)           (805)           (736)
Interest expense                                             41,895          39,411          23,759          16,899          10,121
Portion of rents representative of an interest
    factor                                                    2,968           2,807           2,424           2,192           1,188
                                                          ---------       ---------       ---------       ---------       ---------
        ADJUSTED EARNINGS AND FIXED CHARGES               $ 213,265       $ 236,044       $ 199,641       $ 169,498       $ 129,526
                                                          =========       =========       =========       =========       =========

FIXED CHARGES:
Interest expense                                          $  41,895       $  39,411       $  23,759       $  16,899       $  10,121
Capitalized interest                                          2,107             834             359             571             342
Portion of rents representative of an interest
    factor                                                    2,968           2,807           2,424           2,192           1,188
                                                          ---------       ---------       ---------       ---------       ---------
                            TOTAL FIXED CHARGES           $  46,970       $  43,052       $  26,542       $  19,662       $  11,651
                                                          =========       =========       =========       =========       =========

RATIO OF EARNINGS TO FIXED CHARGES                             4.54            5.48            7.52            8.62           11.12